ACM GOVERNMENT OPPORTUNITY FUND, INC.			Exhibit 77Q2
811-5595


During the Fund's most recently completed fiscal year ended
July 31, 1997, the following individuals filed late initial reports on Form 3.


                                     Number of           Number of Late
Name                    Title        Late Reports        Transactions

Kathleen A. Corbet       SVP             1                       0

Paul J. DeNoon            VP             1                       0

Daniel V. Panker          VP             1                       0

Thomas M. Perkins        SVP             1                       0
















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